Exhibit 10.11
Grant # ###

MICROCHIP TECHNOLOGY INCORPORATED
2004 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS (PERFORMANCE)

Unless otherwise defined herein, the terms defined in the Microchip Technology Incorporated 2004 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant of Restricted Stock Units (Performance) (the “Grant Notice”).

Grantee: [NAME]

Grantee has been granted an award of performance-based Restricted Stock Units (“RSUs”) subject to and in accordance with the express terms and conditions of the Grant Notice (including Exhibit A), the Plan and the Restricted Stock Unit Agreement, including the appendix for Grantee’s country, if any (the “Appendix” and together with the Restricted Stock Unit Agreement, the “Agreement”). The Plan and Agreement are incorporated herein in their entirety. Each RSU is equivalent to the right to receive one share of Common Stock of the Company (“Share”) for purposes of determining the number of Shares subject to this Award. No Shares will be issued until the vesting conditions of the Award described below are satisfied and the restrictions lapse, subject to the terms and conditions set forth in the Plan and the Agreement. This Award does not entitle Grantee to any stockholder rights with respect to the underlying Shares until the vesting conditions of the Award described below are satisfied, the restrictions lapse and Shares are issued to him/her. Additional terms of this Award are as follows:

Date of Grant: [DATE]

Target Number of Restricted Stock Units: [SHARES GRANTED]

Vesting Schedule: 100% cliff vest on [DATE] contingent on Performance Goals.

Subject to Section 19 of the Plan, the RSUs shall vest on the Determination Date (the “Vesting Date”) to the extent the RSUs have become Achieved RSUs with respect to the achievement of the performance-based vesting conditions set forth on Exhibit A. All vesting is contingent upon Grantee remaining a Service Provider through the Vesting Date.

Measurement Period: eight (8) consecutive fiscal quarter period beginning with the first day of the quarter in which the grant is approved.

Performance Goals: See Exhibit A attached.

Termination Period. This Award automatically terminates and Grantee’s rights are forfeited with respect to all RSUs granted hereunder on the date Grantee ceases to be a Service Provider (if such date precedes the Vesting Date), or in the event that Grantee has not accepted this Grant in accordance with Company procedures 31 days or more prior to the Determination Date. A portion of the Award may terminate sooner as set forth in Exhibit A, as a result of it not being achieved. In no event shall this Award vest later than the Vesting Schedule outlined above.

Forfeiture Events. This Award (or any portion thereof) and any Shares issued in settlement of this Award, as applicable, are subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, Grantee shall reimburse the Company the amount of any payment in settlement of this Award if earned or accrued under the Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

Binding Agreements. Grantee shall be deemed to have accepted this Award and the terms set forth in this Grant Notice, the Agreement, and the Plan (the “Equity Documents”) until and unless the Company has received written notice via email to MicrochipStockDepartment@Microchip.com from Grantee of Grantee’s non-acceptance of this Award no later than the 30th calendar day prior to the first date on which an RSU is scheduled to vest (the “Notice of Non-Acceptance”), which non-

acceptance shall be irrevocable. The Equity Documents constitute Grantee’s entire agreement with respect to this Award and Grantee and the Award shall be bound by the terms therein unless and until the Company receives Grantee’s Notice of Non- Acceptance. The Administrator’s decisions and interpretations with respect to any questions relating to the Equity Documents and/or this Award shall be binding, conclusive and final. This Award may be modified by the Company, but in accordance with Section 21(c) of the Plan, it may not be modified adversely to Grantee’s interest except by means of a writing signed by the Company and Grantee. The Company will administer the Plan from the United States of America. The internal laws of the State of Arizona, United States of America, but not its choice of law principles, will govern this Award.

MICROCHIP TECHNOLOGY INCORPORATED

By:

Ganesh Moorthy, President and CEO

EXHIBIT A

PERFORMANCE MATRIX

The following terms shall apply to the Award of Restricted Stock Units granted to the Grantee identified in the Notice of Grant of Restricted Stock Units (Performance) included as part of the Agreement to which this Performance Matrix is attached. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan or the Agreement, as applicable.

Operating Margin	Vesting Multiple*
45%	200%
44%	180%
43%	160%
42%	140%
41%	120%
40%	100%
39%	80%
38%	60%
37%	40%
36%	20%
35%	0%

* For performance falling between two identified “bands” in the first column of the table above, the actual vesting multiple for determining the number of RSUs vesting on the applicable Vesting Date will be calculated by linear interpolation between (a) the two identified bands and (b) the two vesting multiples set forth in the second column that correspond to the two identified Operating Margin bands.

Definitions

“GAAP” means Generally Accepted Accounting Principles.

“Operating Income” means as to the Measurement Period, the Company’s non-GAAP operating income, which is determined consistent with how non-GAAP operating income is reported in the Company’s press release for the applicable fiscal quarter.

“Operating Margin” means as to the Measurement Period, the Company’s Non-GAAP Operating Income divided by Net Sales (rounded to the second decimal).

“Net Sales” means as to the Measurement Period, the Company’s GAAP net sales, which is determined consistent with how GAAP net sales is reported in the Company’s press release for the applicable fiscal quarter.

“SEC” means the U.S. Securities and Exchange Commission.

Award Determination and Payout

Except as provided under the “Change of Control” section below, following the end of each Measurement Period, the Administrator will certify whether and to what extent the performance metric has been achieved for the Measurement Period (the date of such certification, the “Determination Date”).

The actual number of RSUs that will vest under the Agreement, if any, upon achievement of the performance metric will be rounded down to the nearest whole number so as to avoid fractional shares (such portion, the “Achieved RSUs”). Any RSUs that do not become Achieved RSUs will be immediately forfeited and returned to the Plan share reserve.

Change of Control

Notwithstanding the foregoing, if a Change of Control occurs before the last day of the Measurement Period and Grantee remains a Service Provider through immediately prior to such Change of Control, the number of Restricted Stock

Units that will become Achieved RSUs will equal the greater of: (i) the Target Number of Restricted Stock Units, or (ii) the number of Restricted Stock Units determined by calculating the Vesting Multiple associated with the Company Operating Margin for an adjusted Measurement Period (the “Adjusted Measurement Period”) ending on the last day of the most recent fiscal quarter ending prior to the Change of Control, rounded down to the nearest whole number so as to avoid fractional shares (the “Change of Control Achieved RSUs”).

The Change of Control Achieved RSUs will vest immediately prior to the Change of Control, subject to Grantee continuing to be a Service Provider through such date.

All determinations regarding the Operating Margin of the Company, and any adjusted values in the event of a Change of Control, will be made by the Compensation Committee of the Company’s Board of Directors, in its sole discretion, and all such determinations will be final and binding on all parties.
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